As filed with the Securities and Exchange Commission on March 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Demandware, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0982939
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Wall Street, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

2012 Stock Incentive Plan

(Full Title of the Plan)

Thomas D. Ebling

President and Chief Executive Officer

Demandware, Inc.

5 Wall Street

Burlington, Massachusetts 01803

(Name and Address of Agent For Service)

(888) 553-9216

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,905,800 shares	$73.635(2)	$213,968,583(2)	$27,560

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $73.635 per share, the average of the high and low sale prices of the registrant’s common stock on The New York Stock Exchange on February 24, 2014, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register an additional 2,905,800 shares of the registrant’s common stock, $0.01 par value per share, issuable under the registrant’s 2012 Stock Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-180217, filed by the registrant on March 19, 2012, relating to the Plan and the registrant’s 2004 Stock Option and Grant Plan, as amended.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 3rd day of March, 2014.

DEMANDWARE, INC.

By:	/s/ Thomas D. Ebling
Thomas D. Ebling

President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Demandware, Inc., hereby severally constitute and appoint Thomas D. Ebling, Scott J. Dussault and Sheila M. Flaherty, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Demandware, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas D. Ebling	President, Chief Executive Officer and Director (principal executive officer)	March 3, 2014
Thomas D. Ebling

/s/ Scott J. Dussault Scott J. Dussault	Chief Financial Officer (principal financial and accounting officer)	March 3, 2014

/s/ Lawrence S. Bohn	Director	March 3, 2014

Lawrence S. Bohn

/s/ Jill Granoff	Director	March 3, 2014

Jill Granoff

/s/ Charles F. Kane	Director	March 3, 2014

Charles F. Kane

/s/ Jitendra Saxena	Director	March 3, 2014

Jitendra Saxena

/s/ Stephan Schambach	Chairman of the Board	March 3, 2014

Stephan Schambach

/s/ Leonard Schlesinger	Director	March 3, 2014

Leonard Schlesinger

/s/ Michael J. Skok	Director	March 3, 2014

Michael J. Skok

INDEX TO EXHIBITS

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35450) on March 20, 2012 and incorporated herein by reference)

4.2	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35450) on March 20, 2012 and incorporated herein by reference)

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	2012 Stock Incentive Plan (filed as Exhibit 10.3 to the Registrant’s Form S-1 (File No. 333-175595) and incorporated herein by reference)